UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-14999	87-0432572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

From Intel Office, 800 meters West, 200 meters North and 300 meters West City La Ribera de Belen, Heredia, Costa Rica
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (506) 298-1280

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 30, 2007, the operating subsidiary of Rica Foods, Inc. (the “Company”), Corporacion Pipasa, S.A. (“Pipasa”), entered into two separate agreements with SAMA Internacional (G.S.) Sociedad Anonima, a corporation organized under the laws of Costa Rica (“SAMA”). One agreement is an agreement under which SAMA will provide real estate brokerage services for certain non-productive real property which Pipasa has determined to be in its best interests to sell (the “Brokers Agreement”). The other agreement is an agreement under which SAMA will provide business advice to Pipasa (the “Consulting Agreement”).

Under the Brokers Agreement, SAMA will act as Pipasa’s agent and will assist Pipasa with identifying potential purchasers of its non-productive real property and take such other actions as are necessary to consummate the sale of such property. Pursuant to the Brokers Agreement, Pipasa may, from time to time, utilize the assistance of SAMA in locating real property in order to expand its productive facilities. The Brokers Agreement is effective as of March 1, 2007 and will continue in effect until the earlier of (i) the consummation of the sale of all of the contemplated properties (as defined within the Brokers Agreement) or (ii) October 1, 2008. The Brokers Agreement renews the parties’ previous brokers agreement, which was effective until March 1, 2007. From March 1, 2007 to November 30, 2007, SAMA provided essentially the same services at essentially the same price as the Brokers Agreement without a formal agreement in place, and the Brokers Agreement formalizes the relationship of the two parties.

Under the Consulting Agreement, SAMA will provide regular reports to Pipasa containing analysis of such items as the Costa Rican debt markets, Costa Rican and foreign investment instruments, corn and soybean markets, equipment leasing, potential non-productive assets of Pipasa and Pipasa’s internal controls, among other items. The Consulting Agreement is effective as of October 1, 2007 and will be in effect until October 1, 2008. The Consulting Agreement renews the parties’ previously disclosed consulting agreement, which was effective until October 1, 2007. From October 1, 2007 to November 30, 2007, SAMA provided essentially the same services at essentially the same price as the Consulting Agreement without a formal agreement in place, and the Consulting Agreement formalizes the relationship of the two parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rica Foods, Inc. (Registrant)

By:	/s/ Gustavo Barboza
Name:	Gustavo Barboza
Title:	Chief Financial Officer

Dated: December 13, 2007